SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549


                     ______________________________________


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  December 7, 1994


                       PETROLEUM HEAT AND POWER CO., INC.


             (Exact name of registrant as specified in its charter)


          Minnesota
(State or other jurisdiction of Incorporation)
(Commission File No.)                                  2-88526


     Clearwater House
     2187 Atlantic Street
     Stamford, Connecticut 06902
(Address of principal executive offices)


Registrant's telephone number, including area code (203) 325-5400

Item 1. Change in Control of Registrant.

                              None


Item 2. Acquisition or Disposition of Assets.

     On December 7, 1994, Petroleum Heat and Power Co., Inc. (the "Company") completed the acquisition of Star Gas Corporation ("Star"). The transaction was effected pursuant to an option granted to the Company in December 1993 when Petro invested $16 million in Star.

     To complete the transaction the Company paid $3.8 million in cash and issued approximately 2.5 million shares of the Company's Class A Common Stock. Pursuant to rights granted in December 1993, the recipients of the Class A Common Stock will have certain "piggyback" and demand rights with respect to the registration of the Class A Common Stock under the Securities Act of 1933.

     In addition to the consideration described above, pursuant to the option, the Company granted to First Reserve Corp., one of Star's investors, options to purchase approximately 0.7 million shares of the Company's Class A Common Stock exercisable through December 31, 1999, at $10.14 per share, in exchange for certain options First Reserve Corp. held to acquire equity of Star.

     In connection with the acquisiton, the Company and The Prudential Insurance Company of America, entered into an Agreement (a copy of which is annexed hereto as Exhibit I)wherein Prudential granted to the Company an option, exercisable through May 31, 1995, to repurchase 1,521,316 shares, together with certain notes of the Company in the aggregate principal amount of $63.7 million (the "Prudential Notes") and 82,641 shares of Star's 12.625% Cumulative Redeemable Preferred Stock, for an aggregate purchase price of $87.3 million less all principal payments made with respect to the Prudential Notes after December 1, 1994 and plus (i) any accrued and unpaid dividends after December 1, 1994 on the Cumulative Redeemable Preferred Stock and (ii) an amount as will provide Prudential a yield of 12.625% per annum compounded semiannually from December 7, 1994, on the $13.5 million it exchanged for the Petro Shares but less any dividends paid on the Petro Shares from the date hereof. Further, Prudential has agreed that if the Company fails to exercise its right to purchase the Petro Shares, the Petro Notes and the Redeemable Preferred Stock, the Company shall have a right of first offer with respect to the Petro Shares.


Item 3. Bankruptcy or Receivership
                              None


Item 4. Changes in Registrant's Certifying Accountant.

                              None


Item 5. Other Events.

                              None


Item 6. Registration of Registrants Directors.

                              None

Item 7. Financial Statements and Exhibit

       (a)     Financial Statements of Star Gas Corporation and Subsidiaries

                                                                     Page
                                                                     ----

          Independent Auditor's Report.................................1

          Consolidated Balance Sheets as of September 30,
               1994 and 1993..........................................2

          Consolidated Statements of Operations for the years ended
                September 30, 1994, 1993 and 1992......................3

          Consolidated Statements of Changes in Stockholders' Equity for the years ended September 30, 1994, 1993 and 1992..4

          Consolidated Statements of Cash Flows for the years ended
                September 30, 1994, 1993 and 1992....................5-6

          Notes to Consolidated Financial Statements...................7


       (b)     Pro Forma Financial Statements:

          Pro Forma Balance Sheet (Unaudited) as of September 30,
               1994................................................. P-1

          Pro Forma Condensed Statement of Operations (Unaudited)
               for the year ended December 31, 1993................. P-2

          Pro Forma Statement of Operations (Unaudited) for the
               nine months ended September 30, 1994 ................ P-3


       (c)     The following document is filed herewith as an exhibit:

            (1)  Agreement entered into as of the 7th day of December 1994, among the Company, Pru Supply, Inc. and The Prudential Insurance Company of America.


Item 8  Changes in Fiscal Year.

                              None

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PETROLEUM HEAT AND POWER CO., INC.



                                            /s/ Irik P. Sevin
                                         -------------------------------
                                   Name:   Irik P. Sevin
                                   Title:  President, Chairman of the Board
                                           and Chief Financial and
                                           Accounting Officer and Director


Date:  December 22, 1994

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                        September 30, 1992, 1993 and 1994


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


    The Board of Directors and Shareholders of
       Star Gas Corporation:


We have audited the accompanying consolidated balance sheet of Star Gas Corporation and subsidiaries as of September 30, 1993 and 1994 and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated statements of operations, shareholders' equity and cash flows for the year ended September 30, 1992 was audited by other auditors whose report dated December 3, 1992, except for note 5(e) as to which the date was April 1, 1993, expressed an unqualified opinion.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Star Gas Corporation and subsidiaries at September 30, 1993 and 1994 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 6 to the Consolidated Financial Statements, Star Gas Corporation adopted the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in 1994.


New York, New York
November 17, 1994

                                                     STAR GAS CORPORATION
                                                       AND SUBSIDIARIES
                                                  Consolidated Balance Sheets
                                                                                         September 30,
                                                                                   -------------------------
                                                                                   1993              1994
                                                                                   ----              ----
Assets
- ------

Current assets:
  Cash                                                                        $     730,256      $  1,825,093
  Receivables, net of allowance of $716,000
   and $521,000                                                                   9,034,888         8,172,047
  Inventories (note 3)                                                            6,445,293         4,778,007
  Prepaid expenses and other current assets                                       1,596,457         1,734,090
  Assets held for sale (note 1)                                                   7,378,126           -
                                                                              -------------  ---------------

         Total current assets                                                    25,185,020        16,509,237
                                                                               ------------      ------------

Property and equipment:
  Customer equipment                                                            128,056,431       132,329,606
  Land and buildings                                                              9,918,745         9,739,310
                                                                               ------------      ------------
                                                                                137,975,176       142,068,916
         Less accumulated depreciation                                           30,306,574        37,079,397
                                                                               ------------     -------------

                                                                                107,668,602       104,989,519
                                                                               ------------     -------------
  Intangibles, net of accumulated amortization
   of $32,455,238 and $36,394,491, and other assets                              19,529,973        15,644,682
                                                                              -------------     -------------

         Total assets                                                          $152,383,595      $137,143,438
                                                                               ============      ============
Liabilities and Shareholders' Equity (Deficiency)
- -------------------------------------------------

Current liabilities:
  Current debt (note 5)                                                        $  8,197,953      $  4,766,063
  Accounts payable                                                                9,433,402         2,875,975
  Accrued interest                                                                7,833,308         1,364,263
  Other accrued expenses                                                          2,888,373         3,039,216
  Customer credit balances                                                        2,733,000         3,286,425
                                                                              -------------     -------------
         Total current liabilities                                               31,086,036        15,331,942
                                                                               ------------      ------------

Long-term debt                                                                  123,991,264        70,163,385
Deferred income taxes and other long-term liabilities                               817,663           643,137

Cumulative redeemable preferred stock                                                  -            8,264,100

Shareholders' equity (deficiency): (notes 1,2 and 5)
  Common stock                                                                          266                45
  Preferred stock                                                                    41,729           500,111
  Capital in excess of par value                                                 58,471,501       108,336,313
  Deficit                                                                       (59,836,948)      (66,095,595)
  Treasury stock, at cost                                                        (2,187,916)              -
                                                                             -------------- -----------------

                                                                                 (3,511,368)       42,740,874
                                                                             --------------     -------------

         Total liabilities and shareholders' equity                            $152,383,595      $137,143,438
                                                                               ============      ============
See accompanying notes to consolidated financial statements.

                                                     STAR GAS CORPORATION
                                                       AND SUBSIDIARIES

                                          Consolidated Statements of Operations


                                                                           Years Ended September 30,
                                                                 -------------------------------------------
                                                                 1992               1993               1994
                                                                 ----               ----               ----
Revenues:
   Propane and related products                               $117,877,556      $132,194,740      $114,920,000
   Hauling                                                      16,225,561        16,220,657        11,129,869
   Other, net                                                    6,636,627         5,780,581         6,742,273
                                                             -------------     -------------    --------------
                                                               140,739,744       154,195,978       132,792,142
                                                              ------------      ------------     -------------

Costs and Expenses:
   Propane and related products                                 57,641,607        69,447,511        55,045,905
   Delivery and branch                                          57,855,438        62,332,227        53,714,862
   Depreciation and amortization                                14,128,104        16,092,452        11,781,088
   General and administrative                                    3,002,555         3,772,546         4,001,577
                                                              ------------      ------------     -------------
                                                               132,627,704       151,644,736       124,543,432
                                                              ------------      ------------     -------------

 Impairment of long-lived assets                                    -             33,047,065              -
                                                          ----------------      ------------  ----------------

 Net loss on sales of businesses                                    -                 -                739,789
                                                          ----------------  ----------------     -------------

 Income (loss) before interest expense and
  income taxes                                                   8,112,040       (30,495,823)        7,508,921
 Interest expense                                               16,665,525        16,335,155         9,514,569
                                                              ------------      ------------     -------------

 Loss before income taxes                                       (8,553,485)      (46,830,978)       (2,005,648)

 Income tax expense (benefit)                                   (1,294,003)          257,027           300,000
                                                              ------------   ---------------     -------------


 Net loss                                                     $ (7,259,482)    $ (47,088,005)     $ (2,305,648)
                                                              ============     =============      ============


See accompanying notes to consolidated financial statements.

                                                     STAR GAS CORPORATION
                                                       AND SUBSIDIARIES

                                 Consolidated Statements of Shareholders' Equity (Deficiency)
                                         Years Ended September 30, 1992, 1993 and 1994


                                                                                             8%
                                                                                        Cumulative
                                                                                         Convertible        Capital in
                                                                    Preferred            Preferred            Excess
                                                  Common Stock        Stock                 Stock            of Par
                                                --------------                       ----------------
                                                Old        New      Series A         Old        New           Value
                                               -----      ----      --------         -----      -----       -----------
Balance as of September 30, 1991               $ 256        -         40,309          -           -          55,052,931

Issuance of common stock (old)                    10        -            -            -           -           1,999,990
Net loss                                          -         -            -            -           -              -
                                               -----      ----      --------         -----      -----       -----------

Balance as of September 30, 1992                 266        -         40,309          -           -          57,052,921

Conversion of $1,420,000 of junior
      subordinated debt into 8%
      preferred stock (old)                       -         -            -          1,420         -           1,418,580

Net loss                                           -        -            -            -           -                -
                                               -----      ----      --------         -----      -----       -----------


Balance as of September 30, 1993                 266        -         40,309        1,420         -          58,471,501

Retirement of treasury stock (old), conversion
      of $4,080,000 of notes plus accrued
      interest, 1,420 shares of 8% preferred
      stock (old), 40,309 shares of Series A
      Preferred Stock (old) and 266 shares of
      common stock (old) into 5,000 shares of
      Series E preferred stock (new) and
      480.695 shares of common stock (new)     (266)        48       (40,309)      (1,420)      5,000         2,220,547

Issuance of 179,750 shares of Series A and
      90,000 shares of Series C preferred stock
      (new), net of issuance costs                -         -            -            -       269,750        25,984,523






                                                                                      Total
                                                                  Common           Shareholders'
                                                                 Treasury             Equity

                                                 Deficit        Stock (Old)         (Deficiency)
                                               ------------    ------------        -------------
Balance as of September 30, 1991                (5,489,461)    (2,187,916)         $47,416,119

Issuance of common stock (old)                      -              -                 2,000,000
Net loss                                        (7,259,482)        -                (7,259,482)
                                               ------------    ------------        -------------

Balance as of September 30, 1992               (12,748,943)    (2,187,916)          42,156,637

Conversion of $1,420,000 of junior
      subordinated debt into 8%
      preferred stock (old)                          -              -                1,420,000

Net loss                                       (47,088,005)         -              (47,088,005)
                                               ------------    ------------        -------------


Balance as of September 30, 1993               (59,836,948)    (2,187,916)          (3,511,368)

Retirement of treasury stock (old), conversion
      of $4,080,000 of notes plus accrued
      interest, 1,420 shares of 8% preferred
      stock (old), 40,309 shares of Series A
      Preferred Stock (old) and 266 shares of
      common stock (old) into 5,000 shares of
      Series E preferred stock (new) and
      480.695 shares of common stock (new)          -           2,187,916            4,371,516

Issuance of 179,750 shares of Series A and
      90,000 shares of Series C preferred stock
      (new), net of issuance costs                  -              -                26,254,273


                                                        (Continued)

                                                     STAR GAS CORPORATION
                                                       AND SUBSIDIARIES

                                 Consolidated Statements of Shareholders' Equity (Deficiency)
                                         Years Ended September 30, 1992, 1993 and 1994


                                                                                             8%
                                                                                        Cumulative
                                                                                         Convertible        Capital in
                                                                    Preferred            Preferred            Excess
                                                  Common Stock        Stock                 Stock            of Par
                                                --------------                       ----------------
                                                Old        New      Series A         Old        New           Value
                                               -----      ----      --------         -----      -----       -----------

Conversion of $25,000,000 of subordinated
    debt, net of unamortized issuance costs,
    into 150,000 shares of Series B and
    100,000 shares of Series D preferred
    stock (new)                                 -           -           -              -       250,000       24,207,642
Redemption of 56,311 shares of Series D
    preferred stock (new) with the cash proceeds
    from the sale of Federal Petroleum Company
    and Highway Pipeline Trucking Company       -           -           -              -       (56,311)      (5,683,431)

Common stock contributed (27.877 shares) in
    connection with the redemption of the Series
    D preferred stock (new)                     -          (3)          -              -          -                   3

Stock dividends declared (31,672 shares)
    on Series A, B, C, D and E
    preferred stock (new)                       -           -           -              -        31,672        3,135,528

Cash dividends declared and paid on Series C
    preferred stock (new)                       -           -           -              -           -               -

Stock dividends declared (7,641 shares) on
    Series A and B 12.625% Cumulative
    Redeemable Preferred Stock                  -           -           -              -           -                -

Net loss                                        -           -           -              -           -                -
                                               -----      ----      --------         -----     -------      -----------
Balance as of September 30, 1994            $   -          45           -              -       500,111      108,336,313
                                               =====      ====      ========         =====     =======      ===========


See accompanying notes to consolidated financial statements.



                                                                                                Total
                                                                            Common           Shareholders'
                                                                           Treasury             Equity

                                                           Deficit        Stock (Old)         (Deficiency)
                                                         -----------     ------------          -------------

Conversion of $25,000,000 of subordinated
    debt, net of unamortized issuance costs,
    into 150,000 shares of Series B and
    100,000 shares of Series D preferred
    stock (new)                                                -               -                 24,457,642

Redemption of 56,311 shares of Series D
    preferred stock (new) with the cash proceeds
    from the sale of Federal Petroleum Company
    and Highway Pipeline Trucking Company                      -               -                 (5,739,742)

Common stock contributed (27.877 shares) in
    connection with the redemption of the Series
    D preferred stock (new)                                    -               -                     -

Stock dividends declared (31,672 shares)
    on Series A, B, C, D and E
    preferred stock (new)                                 (3,167,200)          -                     -

Cash dividends declared and paid on Series C
    preferred stock (new)                                    (21,699)          -                    (21,699)

Stock dividends declared (7,641 shares) on
    Series A and B 12.625% Cumulative
    Redeemable Preferred Stock                             (764,100)           -                   (764,100)

Net loss                                                 (2,305,648)           -                 (2,305,648)
                                                        ------------     ------------          -------------
Balance as of September 30, 1994                        (66,095,595)           -                $42,740,874
                                                        ============     ============          =============

                                                     STAR GAS CORPORATION
                                                       AND SUBSIDIARIES

                                             Consolidated Statements of Cash Flows

                                                                                  Years Ended September 30,
                                                                          --------------------------------------
                                                                          1992           1993           1994
                                                                          ----           ----           ----

Operating activities:
  Net loss                                                        $   (7,259,482)  $ (47,088,005)  $  (2,305,648)
  Adjustments to reconcile net loss
   to net cash provided by operating activities:
    Impairment of long-lived assets                                       -           33,047,065         -
    Depreciation and amortization                                     14,128,104      16,092,452      11,781,088
    Deferred income taxes                                             (1,497,840)        (13,700)         15,300
    Provision for losses on accounts receivable                          731,781       1,368,742         588,657
    Net loss on sales of businesses                                       -               -              739,789
    Loss (gain) on sales of fixed assets and other items                (234,824)        214,625         201,305
    Changes in operating assets and liabilities:
      Decrease (increase) in receivables                                 813,836        (381,760)        454,771
      Decrease (increase) in inventories                                (770,937)      2,170,477       1,667,286
      Decrease (increase) in other assets                                453,934           5,865        (104,438)
      Increase (decrease) in accounts payable                           (105,714)        131,132      (6,557,427)
      Increase (decrease) in other current liabilities                 3,074,016       3,977,004      (5,473,416)
      Increase (decrease) in other long-term liabilities              (1,330,070)        482,931        (189,826)
                                                                   -------------   -------------     -----------
         Net cash provided by operating activities                     8,002,804      10,006,828         817,441
                                                                   -------------    ------------     -----------

Investing activities:
  Capital expenditures                                                (6,730,179)     (4,787,637)     (5,418,690)
  Purchases of companies, net of cash acquired                        (1,206,681)        (61,109)       (760,000)
  Proceeds from sales of fixed assets                                  1,134,298         722,950         479,451
  Proceeds from sales of businesses                                       -               -            6,392,214
                                                                   -----------------------------     -----------
        Net cash provided by (used in) investing activities           (6,802,562)     (4,125,796)        692,975
                                                                    ------------    ------------    ------------

Financing activities:
  Proceeds from issuance of debt                                         182,999       1,938,930         700,000
  Repayment of debt                                                   (8,070,794)     (9,972,296)    (18,799,707)
  Net proceeds (repayments) under revolving credit facility           (5,472,004)      1,580,708      (2,808,704)
  Proceeds from the issuance of common stock                           6,873,900          -              -
  Net proceeds from the issuance of preferred stock                    5,126,100          -           26,254,273
  Redemption of preferred stock                                           -               -           (5,739,742)
  Cash dividends paid on preferred stock                                  -               -              (21,699)
                                                                   -----------------------------     -----------

     Net cash used in financing activities                            (1,359,799)     (6,452,658)       (415,579)
                                                                   -------------   -------------      ----------

     Net increase (decrease) in cash                                    (159,557)       (571,626)      1,094,837

Cash at beginning of year                                              1,461,439       1,301,882         730,256
                                                                   -------------   -------------     -----------

Cash at end of year                                                $   1,301,882   $     730,256      $1,825,093
                                                                   =============   =============      ==========





                                                     STAR GAS CORPORATION
                                                       AND SUBSIDIARIES

                                             Consolidated Statements of Cash Flows


                                                                             Years Ended September 30,
                                                                        ------------------------------------
                                                                        1992          1993          1994
                                                                        ----          ----          ----
Supplemental disclosures of cash flow information:
    Cash paid during the year for:
        Income taxes                                               $    276,097   $   296,372  $     356,320
                                                                   ============   ===========  =============
        Interest                                                    $14,257,459   $15,145,124   $ 15,052,098
                                                                    ===========   ===========   ============
    Other non-cash transactions:
        Conversion of subordinated debt
             into preferred stock                                                 $ 1,420,000
                                                                                  ===========
        Reclassification to assets held for sale:
             Property, plant and equipment, net                                   $ 4,399,914
             Net operating assets                                                   2,978,212
                                                                                  -----------

                                                                                  $ 7,378,126
                                                                                  ===========
        Recapitalization:
             Exchange of notes                                                                 $   4,080,000
             Exchange of accrued interest                                                            291,516
             Exchange of 1,420 shares of preferred stock (old)                                         1,420
             Exchange of Series A preferred stock (old)                                               40,309
             Exchange of common stock (old)                                                              266
             Common stock contributed (new)                                                                3
             Retirement of treasury stock (old)                                                   (2,187,916)
             Issuance of Series E convertible preferred stock (new)                                   (5,000)
             Issuance of common stock (new)                                                              (48)
             Capital in excess of par value                                                       (2,220,550)
             Exchange of subordinated debt                                                       (25,000,000)
             Write-off of related unamortized issuance costs                                         542,358
             Issuance of Series B convertible preferred stock (new)                                  150,000
             Issuance of Series D convertible preferred stock (new)                                  100,000
             Capital in excess of par value                                                       24,207,642
             Exchange of subordinated debt                                                        (7,500,000)
             Issuance of 12.625% cumulative redeemable preferred stock                             7,500,000
                                                                                              --------------


                                                                                           $          -
                                                                                           =================

        Stock dividends:
              Stock dividends declared on 12.625% cumulative redeemable
               preferred stock                                                                $      764,100
             Stock dividends declared on convertible preferred stock (new)                            31,672
             Capital in excess of par value                                                        3,135,528
             Deficit                                                                              (3,931,300)
                                                                                              --------------


                                                                                            $         -
                                                                                            ================

        Sale of assets:
             Receipt of note receivable                                                             (500,000)
             Reduction in assets held for sale                                                       500,000
                                                                                              ---------------


                                                                                            $        -
                                                                                            =================
See accompanying notes to consolidated financial statements.

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (1)  Organization and Business

     Star Gas Corporation (the "Company"), a Delaware Corporation, sells and distributes propane gas and related appliances to retail and wholesale customers located principally in the Midwest, Northeast and Southeast (see note 10) sections of the United States. As of September 30, 1994, on an as-if-converted basis (see note 2), the Company was owned by Petroleum Heat and Power Co., Inc. ("Petro") (33.3%), Star Gas Holdings ("Holdings") (18.6%), the Prudential Insurance Company of America ("Prudential") (33.4%) and a group of limited partnerships managed by First Reserve Corporation (the partnerships are hereinafter collectively referred to as "FRC") (14.7%). In December 1993, the Company was recapitalized (see note
     2). Prior to the recapitalization, the Company was owned by Star Energy Inc. (45%) and by FRC (55%), collectively hereinafter referred to as the "Prior Shareholders". In connection with the recapitalization, all shares held by Star Energy Inc. were acquired by FRC.

     In December 1993, the Company entered into, and is currently being managed under, a Management Services Agreement with Petro which provides for an annual cash fee to Petro of $500,000 and an annual bonus equal to 5% of the increase in the Company's cash flow, as defined, over the fiscal year ended September 30, 1993. The bonus is payable in Class A Common Stock of the Company pursuant to a formula set forth in the Management Services Agreement. For the year ended September 30, 1994, the value of this bonus approximated $69,000. The Company also reimburses Petro for expenses and costs associated with certain Petro personnel. In November 1994, Petro announced its intention to exercise its options to purchase certain shares of Common Stock and Cumulative Convertible Preferred Stock owned by FRC and Prudential. If these options are exercised, Petro's ownership of Star will increase to approximately 80%.

     In December 1993, the Company, in an effort to improve profitability and to concentrate on its core business, sold one of its wholly owned subsidiaries, Federal Petroleum Company ("Federal") and initiated discussions to sell another wholly owned subsidiary, Highway Pipeline Trucking Company ("Highway"). For the sale of Federal, the Company received $1,650,000 in cash and an 8% interest bearing note in the amount of $500,000. The note is due in 48 monthly installments commencing on November 1, 1994 and ending on October 1, 1998. At September 30, 1993, the Company adjusted the carrying value and the net assets of Federal to equal the then expected sale price of $2,150,000. In July 1994, the Company sold Highway for $4.1 million in cash. At September 30, 1993, the Company had adjusted the carrying value of the net assets of Highway to be sold to $5,228,128, its estimated value at that date. In September 1994, the Company sold one of its retail propane operations for approximately $650,000, net of expenses.

     Prior to the recapitalization (see note 2), the Company purchased, in September 1989, 15.12 shares of common stock owned by a former officer for a 10% Junior Subordinated

                                                                     (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (1), Continued

     Promissory Note in the amount of $2,187,916 (see note 5).   These shares
     were held in treasury at September 30, 1993, and were retired as part of the recapitalization. In September 1991, the Company sold 30.60 shares of Common Stock and 5,126.10 shares of Series A Preferred Stock to the prior Shareholders for $4,873,900 and $5,126,100 respectively, the proceeds of which were received in fiscal 1992. In August 1992, the Company sold
     10.69 shares of common stock to the Prior Shareholders for $2,000,000. In March 1993, the Prior Shareholders agreed to exchange $1,420,000 of long-term liabilities acquired from a third party (see note 5) in consideration of 1,420 shares of newly issued 8% Cumulative Convertible Preferred Stock.


   (2)  Recapitalization

     During September 1994, the Company effected a reverse stock split of its newly authorized and issued common stock wherein each share became .001 share. All newly authorized and issued shares of common stock presented in the financial statements and notes, give effect to the reverse stock split.

     In December 1993, the Company amended its Articles of Incorporation and authorized three new classes of common Stock, par value $.10 - Class A (30,000 shares), Class B (5,000 shares) and Class C (3,000 shares), each with identical rights and preferences, except that Class A has one vote per share, Class B is nonvoting and Class C has 10 votes per share. The Company also authorized 3,000,000 shares of new $1.00 par value preferred stock to be issued in one or more series as the Board of Directors may determine. The Board is also authorized to fix and determine the designation and relative rights and preferences of each such series. Two new classes of preferred stock were then created by the Board - an 8% Cumulative Convertible Preferred Stock [Series A (530,000 shares), Series B (300,000 shares), Series C (160,000 shares), Series D (500,000 shares) and Series E (10,000 shares)] and a 12.625% Cumulative Redeemable Preferred Stock [Series A (30,000 shares) and Series B (120,000 shares)].

     All dividends on the Series A, B, D and E 8% Cumulative Convertible Preferred Stock and on the Series A and B 12.625% Cumulative Redeemable Preferred Stock are payable in additional shares of the same preferred stock series. The holders of the Series C 8% Cumulative Convertible Preferred Stock have the option, upon delivering proper notice, to be paid in cash or in additional shares of Series C 8% Cumulative Convertible Preferred Stock.


                                                                 (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (2), Continued

     In December 1993, as part of the recapitalization, the Company sold 269,750 shares of 8% Cumulative Convertible Preferred Stock for
     $26,975,000 to the following investors  in the indicated amounts:   Petro
     ($14,000,000), Holdings ($11,000,000) and FRC ($1,975,000).  Holdings is a
     corporation formed for the purpose of investing in the Company by a group of investors, including Petro who contributed $2,000,000 of the $11,000,000 invested. The preferred shares were sold in the following series: Series A - 179,750 shares and Series C - 90,000 shares. The cash proceeds received by the Company from the issuance of the preferred stock were used to repay: $14,325,000 of its outstanding 11.56% Senior Notes, $2,800,000 of its outstanding Term Loan and $7,957,000 of interest in arrears. The expenses relating to the issuance were $720,727. In addition, the Company, issued 250,000 shares of its 8% Cumulative Convertible Preferred Stock (150,000 shares of Series B and 100,000 shares of Series D) and 75,000 shares of its 12.625% Cumulative Redeemable Preferred Stock (15,000 shares of Series A and 60,000 Series B) to Prudential in exchange for $25,000,000 and $7,500,000, respectively, of its 12.625% Senior Subordinated Participating Notes. (see note 5).

     Petro has an option to buy all of the shares of common stock and the 8% Cumulative Convertible Preferred Stock owned by Holdings, FRC and Prudential. This option commences after the issuance of the audited financial statements for the year ended September 30, 1994 and ends on December 31, 1998. In addition, Holdings, FRC and Prudential have the option, beginning on January 1, 1999 and ending on December 31, 1999, to require Petro to purchase all of their shares of the Company's common stock and 8% Cumulative Convertible Preferred Stock. Under the terms of the put/call agreements with FRC and Prudential, Petro has the right to purchase these shares with either cash or shares of Petro's Class A Common Stock. Under the terms of the put/call agreement with Holdings, Petro has the right to purchase these shares for cash, notes or Petro preferred stock. In addition, Petro and FRC have each been granted an option to purchase 500 shares of the Company's Class A Common Stock for $9,903.10 and $14,854.60 per share, respectively. These options expire on December 20, 1998.

     During the year ended September 30, 1994, the Company declared stock dividends on the 8% Cumulative Convertible Preferred Stock as follows:
     11,462 shares of Series A, 9,565 shares of Series B, 5,509 shares of Series C, 4,817 shares of Series D and 319 shares of Series E. The Company also declared stock dividends on the 12.625% Cumulative Redeemable Preferred Stock as follows: 1,528 shares of Series A and 6,113 shares of Series B. In addition, the Company declared and paid a dividend of $.24 per share on its Series C 8% Cumulative Convertible Preferred Stock.


                                                                    (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (2), Continued

     Each share of Series A, C and E 8% Cumulative Convertible Preferred Stock is convertible into .0092278 shares of Class A Common Stock and the shareholders are entitled to one vote for each as-if-converted common share. Each share of Series B 8% Cumulative Convertible Preferred Stock is convertible into .0070746 shares of nonvoting Class B Common Stock and each share of Series D 8% Cumulative Convertible Preferred Stock is convertible into .0092278 shares of nonvoting Class B Common Stock.

     The holders of Series A, C and E 8% Cumulative Convertible Preferred Stock are entitled to vote together with the holders of the shares of common stock as a single class, with each as-if-converted common share of such 8% Cumulative Convertible Preferred Stock entitled to one vote. The holders of shares of the Series B and D 8% Cumulative Convertible Preferred Stock and the Series A and B 12.625% Cumulative Redeemable Preferred Stock are not entitled to vote on any matters, except as required by law or as specified in the Company's Articles of Incorporation.

     Upon the occurrence of any liquidating event, each holder of shares of Series A, B, C and D 8% Cumulative Convertible Preferred Stock and Series A 12.625% Cumulative Redeemable Preferred stock is entitled, before any distribution or payment is made upon any shares of common stock or any other junior security, to receive a pro rata amount of each series' liquidation value per share. In the event of liquidation, the remaining order of liquidation is as follows: Series B 12.625% Cumulative Redeemable Preferred Stock, Series E 8% Cumulative Convertible Preferred Stock and finally, the common stock of the Company, with each share of Class A, B, and C Common Stock sharing ratably.

     The Company, simultaneously with the issuance of the 8% Cumulative Convertible Preferred Stock and the 12.625% Cumulative Redeemable Preferred Stock, retired its treasury stock and redeemed $4,080,000 plus accrued interest in certain notes held by FRC, 1,420 shares of previously outstanding 8% Cumulative Convertible Preferred Stock, the previously outstanding Series A Preferred Stock and all previously outstanding shares of common stock in exchange for 5,000 shares of Series E 8% Cumulative Convertible Preferred stock and 480.695 shares of Class A Common Stock.

     Upon the sale of Highway and Federal, the Company was required to apply, and did apply, the net proceeds received to repurchase, at $100 per share plus an additional amount sufficient to generate a yield equal to 12.625% compounded semiannually from

                                                                     (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

   (2), Continued

     December 21, 1993, the required number of shares of Series D 8% Cumulative Convertible Preferred stock from Prudential. In addition, the Company has an option, which expires on December 31, 1995, to repurchase the balance of the Series D shares at the same formula price. In December 1993, the Company sold Federal for a net price of $2.1 million, consisting of $1.6 million in cash and a $500,000 note. The cash from the Federal sale was used to repurchase 16,285 shares of the Series D 8% Cumulative Preferred Stock from Prudential. In July 1994, the Company sold Highway for a net price of $4.1 million in cash. The proceeds of that sale were used to repurchase 40,026 shares of Series D 8% Cumulative Convertible Preferred Stock from Prudential.

     As the Company redeems shares of its Series D 8% Cumulative Convertible Preferred Stock, FRC has agreed to return, as a contribution to the capital of the Company, a number of shares of Class A Common Stock of the Company owned by FRC, determined by multiplying 48.569 by a fraction, the numerator of which is the face value of the Series D 8% Cumulative Convertible Preferred Stock redeemed and the denominator of which is a total of $10 million. In connection with the Federal and Highway sales, FRC contributed 27.877 shares of Class A Common Stock back to the Company.

     The following table summarizes the number of recapitalized shares issued, redeemed and contributed from December 21, 1993 through September 30, 1994:

                                   Shares           Stock                        Shares
                                   Issued        Dividends                     Contributed       Balance
                                December 21,      Declared          Shares       to the        September 30,
                                    1993         and Issued       Redeemed      Company            1994
                                -------------    ----------       -------    ----------------  -------------
     Class A Common Stock          480.695                         (27.877)                       452.818
                                   =======                         =======                        =======

     8% Cumulative Convertible
         Preferred Stock:
           Series A                179,750           11,462                                       191,212
           Series B                150,000            9,565                                       159,565
           Series C                 90,000            5,509                                        95,509
           Series D                100,000            4,817        (56,311)                        48,506
           Series E                  5,000              319
                                -------------    ----------       -------                          -------
                                                                                                    5,319

                                   524,750           31,672       (56,311)                        500,111
                                  ========           ======        =======                       ========


     12.625% Cumulative Redeemable
         Preferred Stock:
           Series A                 15,000            1,528                                        16,528
           Series B                 60,000            6,113                                        66,113
                                  --------           ------                                      --------

                                    75,000            7,641                                        82,641
                                  ========           ======                                      ========

                                                                 (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (2), Continued


     The 12.625% Cumulative Redeemable Preferred Stock must be exchanged into subordinated notes due on January 10, 2001 at the rate of $100 per share once the Company meets certain financial ratios. To the extent not previously exchanged, the Company is required to apply up to $2 million on January 10, 2000 to redeem the 12.625% Cumulative Redeemable Preferred Stock plus an amount sufficient to redeem any 12.625% Cumulative Redeemable Preferred Stock received as dividends thereon. To the extent shares still remain outstanding, the Company is required to redeem the remaining shares on January 10, 2001.

     As of September 30, 1994, after giving effect to the recapitalization of the Company, the buyback of the Series D 8% Cumulative Convertible Preferred Stock, the concurrent contribution of common shares by FRC to the Company, the preferred stock dividends declared in the year ended September 30, 1994, and assuming conversion of all of the 8% Cumulative Convertible Preferred Stock into common stock, and no issuance of any option shares, the investors would have the following equity interests and voting percentages on most matters:


                                Equity     Voting
                              Percentage Percentage
                              ---------- ----------

             Petro              29.3%      44.0%
             Holdings           22.6       33.9
             FRC                14.7       22.1
             Prudential         33.4         -
                               -----      ------

                               100.0%     100.0%
                               =====      =====


     Combining Petro's interest with its ownership interest in Holdings, Petro's equity interest would increase to 33.3%, but its voting interest would remain at 44.0%.


                                                                    (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (3)  Summary of Significant Accounting Policies

     Principles of Consolidation

     The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.


     Inventories

     Inventories are stated at the lower of cost or market following the moving weighted average method, which approximates first-in, first-out cost. The components of inventory were as follows at the dates indicated:


                                                 September 30,
                                            ----------------------
                                          1993                   1994
                                          ----                   ----

          Propane gas                  $ 4,982,284           $ 2,936,331
          Appliances and equipment       1,463,009             1,841,676
                                       -----------           -----------

                                       $ 6,445,293           $ 4,778,007
                                       ===========          ============


     Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the depreciable assets (generally thirty years for buildings and five to thirty years for equipment) using the straight-line method.

     Intangible Assets

     Beginning in October 1992, the excess of cost over the fair value of net assets acquired is being amortized using the straight-line method over 10 years. Prior to October 1992, such assets were being amortized over 40 years. The effect of the change in 1993 was to increase amortization expense by $1,160,000. Other intangible assets, principally covenants not to compete, capitalized consulting costs and customer lists are being amortized over their estimated useful lives, ranging from one to ten years. Deferred charges, representing costs associated with the issuance of the Company's debt, are being amortized over the lives of the related debt.

                                                                     (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

   (3), Continued

     The Company assesses the recoverability of intangible assets by comparing the carrying values of such intangibles to market values, where a market exists, supplemented by cash flow analyses to determine that the carrying values are recoverable over the remaining estimated lives of the intangibles through undiscounted future operating cash flows. Where an intangible asset is deemed to be impaired, the amount of intangible impairment is measured based on market values, as available, or by projected cash flows.

     Customer Credit Balances

     Customer credit balances represent pre-payments received from customers pursuant to a budget payment plan (whereby customers pay their estimated annual propane gas charges on a fixed monthly basis) in excess of actual deliveries billed.

     Cash Equivalents

     For the purpose of determining cash equivalents used in the preparation of the Consolidated Statements of Cash Flows, the Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

     Income Taxes

     The Company files a consolidated Federal income tax return with its subsidiaries. Deferred income taxes are provided to reflect the tax effects of temporary differences between financial and tax reporting. Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
     109).  (see note 6).


     Basis of Presentation

     Certain reclassifications have been made to the 1992 and 1993 financial statements to conform to the 1994 presentation.


   (4)    Acquisitions

     The Company expanded its operations in the retail propane gas business by making several acquisitions during the fiscal years ended September 30, 1992, 1993 and 1994. The consideration for these acquisitions was approximately $1,207,000, $61,000, and

                                                                     (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (4) (Continued)

     $760,000, respectively. The acquisitions were accounted for under the purchase method of accounting and the purchase prices have been allocated to the assets and liabilities acquired based on their respective fair market values on the dates of acquisition. The purchase prices in excess of the fair values of net assets acquired were classified as intangibles in the Consolidated Balance Sheets. The results of operations of the respective acquired companies have been included in the Consolidated Statements of Operations from the dates of acquisition.


   (5)    Long-Term Debt and Revolving Credit Loans

     Long-term debt consists of the following:
                                                  September 30,
                                             -----------------------
                                             1993            1994
                                             ----            ----

   Revolving credit facility(a)          $  6,808,704    $ 4,000,000
   Acquisition loan(a)                          -            700,000
   11.56% Senior Notes(b)                  45,000,000     30,675,000
   12.625% Senior Subordinated
     Participating Notes(b)                40,000,000      7,500,000
   Senior Reset Term Notes(c)              20,000,000     20,000,000
   Term loan agreement(d)                  12,125,000      9,325,000
   Other liabilities(e)                     6,287,259      1,440,610
   Other notes payable(e)                   1,333,920        737,686
   Obligations under capital
     leases (see note 8)                      634,334        551,152
                                          -----------    -----------
                                          132,189,217     74,929,448

             Less current maturities
               and revolving credit
               loans                        8,197,953      4,766,063
                                           ----------    -----------

                                         $123,991,264    $70,163,385
                                         ============    ===========


   (a) Under the terms of the restated and amended Credit Agreement as of December 21, 1993, the Company may borrow up to $20 million to finance working capital needs under a revolving credit facility which expires on June 30, 1996. Amounts borrowed under the revolving credit facility are subject to a 30 day clean up requirement each year. Interest on borrowings is payable monthly and is based upon either the Eurodollar Rate (as defined below) plus 2 1/4% or the Alternate Base Rate (as defined below) plus 1/4%, at the Company's option.

                                                                     (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (5), Continued

     (a), (Continued)

     The Eurodollar Rate is the prevailing rate in the Interbank Eurodollar Market adjusted for reserve requirements, if any. At September 30, 1994, this rate was 4.9%. The Alternate Base Rate is the higher of (i) the prime or base rate of The First National Bank of Boston or (ii) the Federal Funds Rate plus 1/2%. At September 30, 1994, the prime rate was 7.8% and the Federal Funds Rate was 5.0%.

     As of September 30, 1993, and 1994, outstanding revolving credit loans
     aggregated    $6,808,704 and $4,000,000.  In addition, as of September 30,
     1993 and 1994, the credit facility provided $2,648,816 and $2,438,816 in letters of credit, respectively.

     The Credit Agreement also provides for a revolving credit acquisition facility under which the Company may borrow up to $20 million to fund acquisitions of propane companies. This acquisition facility expires on June 30, 1996 and the Company has the option to convert this facility into a term loan, payable in 36 consecutive monthly installments commencing on July 1, 1996, the acquisition loan conversion date. Interest on the borrowings is payable monthly and is based upon either the Eurodollar Rate plus 2 1/2% on loans made before the acquisition loan conversion date and plus 3% on loans made after the acquisition loan conversion date or the Alternate Base Rate plus 1/2% on loans made before the acquisition loan conversion date and plus 1% on loans made after the acquisition loan conversion date, at the Company's option. As of September 30, 1994, $700,000 was borrowed to fund an acquisition completed during fiscal 1994.


     Under the terms of the Credit Agreement, as amended, the Company is restricted as to the declaration and distribution of dividends and is also required to maintain certain financial and operational ratios. The amounts borrowed under the Credit Agreement are secured by certain assets of the Company. The Company pays a commitment fee equal to 1/2% of the unused portion of the bank facilities.


   (b) On January 10, 1989, the Company issued $85,000,000 of notes (the "Note Agreements") to Prudential for cash. The Note Agreements consisted of $45,000,000 of 11.56% Senior Notes due in six consecutive annual installments of $7,500,000 commencing January 10, 1994; $30,000,000 of 12.625% Senior Subordinated Participating
         Notes, Series A, due in six consecutive annual installments of $4,250,000 commencing January 10, 1995, with a final installment of $4,500,000 due on January 10, 2001; and $10,000,000 of 12.625%
         Senior Subordinated Participating Notes, Series B, due in six consecutive annual installments of $1,500,000 commencing January 10, 1995, with a final installment of $1,000,000 due on January 10, 2001.

                                                                     (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (5), Continued

     (b), (Continued)

     The Series A and Series B Senior Subordinated Participating Notes bore additional interest aggregating to the greater of (a) $487,500 or 2.5% of the first $33,500,000 of the Company's operating profit (as defined) for each of the fiscal years ended September 30, 1991 through 1999 and (b) $622,400 or 3.19% of the first $33,500,000 of the Company's operating profit (as defined) for the fiscal year ended September 30, 2000. This participating interest feature on the Notes was eliminated in connection with the recapitalization.

     As part of the recapitalization (see note 2), the Company exchanged in direct order of maturity, $15,000,000 of Series A 12.625% Senior Subordinated Participating Notes for 150,000 shares of Series B 8% Cumulative Convertible Preferred Stock, the entire $10,000,000 of Series B 12.625% Senior Subordinated Participating Notes for 100,000 shares of Series D 8% Cumulative Convertible Preferred Stock, and in inverse order of maturity, $1,500,000 of Series A 12.625% Senior Subordinated Participating Notes for 15,000 shares of Series A 12.625% Cumulative Redeemable Preferred Stock and $6,000,000 of Series A 12.625% Senior Subordinated Participating Notes for 60,000 shares of Series B 12.625% Cumulative Redeemable Preferred Stock.

     Additionally, the Company was also allowed to prepay $14,325,000 of the
     11.56% Senior Notes in direct order of their maturity.   The remaining
     1995 payment of $675,000 and part of the 1996 payment of $1,325,000 were deferred such that the 1997, 1998 and 1999 payments were increased from $7,500,000 per year to $8,166,667 per year.

     Under the terms of the Note Agreements, as amended at various dates, the Company is restricted as to the declaration and distribution of dividends and is also required to maintain certain financial and operational ratios. The amounts borrowed under the 11.56% Senior Notes and the 12.625% Senior Subordinated Participating Notes are secured by substantially all of the Company's assets.

   (c) On February 28, 1991, the Company issued $20,000,000 in Senior Reset Term Notes (the "Notes") to Prudential for cash. The Notes were due in semi-annual installments of $2,500,000 which were to commence August 28, 1994. The Company, at various dates, amended the terms of the notes and as a result, the payments of principal are



                                 (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (5), Continued

     (c), (Continued)

     now $2,500,000 on August 28, 1999, $5,000,000 on February 28, 2000, August
     28, 2000 and February 28, 2001, respectively and $2,500,000 on August 28, 2001.

     Interest on the notes was based on the Treasury rate in effect on the issuance date, which under the terms of the note agreement, was scheduled to be adjusted to the then current Treasury rate on the "Reset Date", February 28, 1994. Prior to the recapitalization, the rate was based on the 2.25 year Treasury rate plus 3.75%. In connection with the recapitalization, the notes were amended such that the interest rate became the 6.5 year Treasury rate plus 3.30%. On February 28, 1994, the notes were reset and the rate was reduced from 10.72% to 9.11%.

     Under the terms of the Notes, as amended, the Company is restricted as to the declaration and distribution of dividends and is also required to maintain certain financial and operational ratios. The amounts borrowed under the Notes are secured by substantially all of the Company's assets.

(d) In March 1991, the Company entered into a Term Loan Agreement (the "Term Loan") with PruSupply, Inc. which provided a $20,000,000 facility. The Company amended the Term Loan at various dates such that the Term Loan was to be repaid in nineteen consecutive quarterly installments of $875,000, which commenced in May 1991, with a final payment of $3,375,000 due at maturity in February 1996. The Term Loan bears interest at the one month London Interbank Offered Rate ("LIBOR") plus 2.7%.

     As part of the recapitalization, the Term Loan was amended to allow for the prepayment of $1,925,000 on December 23, 1993. In addition, the Company paid $875,000 that had been deferred. This agreement was further amended such that the remaining required payments on these notes will be $4,325,000 in 1996 and $5,000,000 in 1997.

     Under the terms of the Term Loan, as amended, the Company is restricted as to the declaration and distribution of dividends and is also required to maintain certain financial and operational ratios. The amounts outstanding under the Term Loan are secured by substantially all of the Company's assets.




            (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

  (5),   Continued


(e) In connection with certain acquisitions, the Company was required to pay, over a several year period, an aggregate of $6,287,259 as of September 30, 1993, and $1,440,610 as of September 30, 1994, pursuant to certain covenant not-to-compete agreements and consulting payments. In addition, the Company had obligations of $1,333,920 at September 30, 1993 and $737,686 at September 30, 1994 of notes payable to former owners.

     In December 1992, the Prior Shareholders purchased from a third party the Company's obligation to pay $5,500,000 of consulting and non-competition payments due in equal installments of $2,750,000 in November 1992 and November 1993. The November 1992 payment was initially deferred until June 1993, however, in March 1993, $1,420,000 of this payment was exchanged for 1,420 shares of newly issued 8% Cumulative Convertible Preferred Shares of the Company. The balance of the June 1993 payment, $4,080,000, was deferred. In December 1993, as part of the recapitalization (see note 2), the Company exchanged the 1,420 shares of newly issued 8% Cumulative Convertible Preferred Shares and the $4,080,000 deferred amount (the balance of the purchased payments) plus accrued interest, for 5,000 shares of Series E 8% Cumulative Convertible Preferred Stock and 230.895 shares of Class A Common Stock.

  As of September 30, 1994, the annual maturities of long-term debt, borrowings under the revolving credit agreement and the acquisition loan are set forth in the following table:


          1995                $ 4,766,063
          1996                 11,814,759
          1997                 13,652,044
          1998                 10,343,708
          1999                 15,008,420
          Thereafter           19,344,454
                              -----------

                              $74,929,448
                              ===========

   As of September 30, 1994, the Company was in compliance with all borrowing agreement covenants, as amended.



(Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


   (6) Income Taxes

     The income tax provision (benefit) shown in the accompanying Consolidated Statements of Operations consists of the components set forth below:

                                  Year Ended September 30,
                           -------------------------------------
                           1992             1993            1994
                           ----             ----            ----

     Federal:
       Deferred      $(1,489,055)       $      -        $     -
                     -----------        ----------      ---------
     State:
       Current       $   203,837        $  270,727      $ 284,700
       Deferred           (8,785)          (13,700)        15,300
                     -----------        ----------      ---------
                         195,052           257,027      $ 300,000
                     -----------        ----------      ---------

                     $(1,294,003)       $  257,027      $ 300,000
                     ===========        ==========      =========


     A federal income tax benefit was recorded in 1992 as a result of reversing previously recorded federal deferred income tax liabilities. No federal income tax benefits were recorded as a result of the losses for 1993 or 1994. State tax expense was recorded each year in jurisdictions where the Company had to pay taxes and where net operating loss carryforwards or carrybacks are not recognized.

     Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109"). This statement requires that deferred income taxes be recorded following the liability method of accounting and adjusted periodically when income tax rates change. Adoption of the new Statement did not have any significant effect on the Company's financial condition or results of operations, since the Company did not carry any material deferred income tax accounts on its balance sheet at September 30, 1993 and any net deferred tax assets set up as a result of applying SFAS No. 109 have been fully reserved.

     Under SFAS No. 109, as of October 1, 1993, the Company had total deferred tax assets of approximately $35.8 million subject to a valuation allowance of approximately $10.6 million. With the recapitalization in December 1993 (see note 2), the Company's NOL's were limited for purposes of general carryforward availability and otherwise limited for specified carryforward purposes since the recapitalization constituted a change in control for income tax reporting purposes. The Company believes that it has sufficient tax strategies available that will enable it to utilize most of its NOL carryforwards.

                                                                     (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


     (6), Continued


     The components of and changes in the net deferred taxes and the changes in the related valuation allowance for the year ended September 30, 1994 were as follows:

                                                                            Deferred
                                                         October 1,          Benefit       September 30,
                                                            1993            (Expense)            1994
                                                         ----------         ---------      --------------
        Deferred tax assets:
          Net operating loss carryforwards            $ 28,798,684        $ 2,655,318     $ 31,454,002
          Accounts receivable reserves                     243,476            (66,473)         177,003
          Intangibles, principally due to
            differences in amortization                  6,489,063           (520,629)       5,968,434
          Other                                            263,799           (121,753)         142,046
                                                     -------------      -------------    -------------

                                                        35,795,022          1,946,463       37,741,485
        Valuation allowance                            (10,584,168)          (780,229)     (11,364,397)
                                                      ------------       ------------     ------------

              Total deferred tax assets                 25,210,854          1,166,234       26,377,088
                                                      ------------       ------------     ------------

        Deferred tax liabilities:
          Assets held for sale, principally due
            to differences in amortization
            and depreciation                              (312,321)           312,321          -
          Property and equipment, principally
            due to differences in depreciation         (25,119,933)        (1,493,855)     (26,613,788)
                                                      ------------       ------------     ------------

              Total deferred tax liabilities           (25,432,254)        (1,181,534)     (26,613,788)
                                                      ------------       ------------     ------------

          Net deferred tax liability                  $   (221,400)      $    (15,300)    $   (236,700)
                                                      ============       ============     ============

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on the Company's recent history of annual net losses and the tax strategies available, that at September 30, 1994, a valuation allowance of $11.4 million is appropriate.

     At September 30, 1994, the Company had approximately $92.5 million of Federal net operating loss (NOL) carryforwards available to offset future taxable income. Such NOL's expire in the years 2004 through 2009.


                                                                  (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(7)  Employee Benefit Plans

     The Company has a 401(k) plan which provides benefits for all eligible non-union employees. Subject to IRS limitations, the 401(k) plan provides for each employee to contribute from 1% to 15% of compensation with the Company contributing a matching amount of each employee's contribution up to a maximum of 3% of compensation. Aggregate Company contributions made to the 401(k) plan during fiscal 1992, 1993, and 1994 were $537,703, $313,652, and $312,925 respectively.

     The Company also makes monthly contributions on behalf of its union employees to a union sponsored defined benefit pension plan. The amount charged to expense was $202,545, $198,206, and $207,107 in fiscal 1992,
     1993 and 1994, respectively.

(8)  Lease Commitments

     The Company has entered into noncancellable capital lease agreements with former owners of acquired businesses for certain premises and related equipment. These leases contain bargain purchase options, exercisable on the lease termination dates. Amortization of premises and equipment under capital leases is included in depreciation expense. The Company has also entered into operating leases for office space, trucks and other equipment.

     The future minimum rental commitments at September 30, 1994 under leases having an initial or remaining noncancellable term of one year or more are as follows:

                                         Capital      Operating
                                         Leases         Leases
                                         -------      ---------

     1995                               $157,476     $1,200,000
     1996                                138,351        800,000
     1997                                 80,976        600,000
     1998                                 80,976        200,000
     1999                                 80,976        200,000
     Thereafter                          425,121        800,000
                                        --------     ----------

     Total minimum lease payments        963,876     $3,800,000
                                                     ==========

     Less amount representing interest   412,724
                                        --------

     Present value of net minimum
       rentals                          $551,152
                                        ========

     The Company incurred rent expense of $3,586,450, $4,174,689, and $3,451,376 in 1992, 1993 and 1994, respectively.

                                                                     (Continued)

                              STAR GAS CORPORATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(9)  Impairment of Long-Lived Assets

     During fiscal 1993, in connection with the recapitalization (see note 2), and the impending sales of Federal and Highway (see note 1), the Company reviewed the carrying values of its long-lived assets and identifiable intangible assets for possible impairment. The Company determined, based on expected future cash flows and the estimated fair values of certain operations, that it would not be able to recover the carrying values of some of these assets. Accordingly, as of September 30, 1993, the Company recorded a write-off of approximately $33 million representing the estimated impairment to its long-lived assets.


(10) Subsequent Events

     On November 17, 1994, in an effort to focus on its core profitable business, the Company sold all of its retail propane operations located in the Southeast portion of the United States for $13,250,000 in cash. The consideration received from the sale approximates the net book value of the assets sold and therefore, no material gain or loss was recognized.

     The Company applied a portion of the proceeds from the sale to reduce outstanding principal and accrued interest on its 11.56% Senior Notes and Term Loan in the amount of $3,382,539 and $602,310, respectively. In addition, the Company redeemed the remaining outstanding shares of the Series D 8% Cumulative Convertible Preferred Stock from Prudential amounting to $5,091,011. As a result of the redemption, FRC has agreed to return 20.693 shares of Common stock (see note 2) held by them, as a contribution to the capital of the Company. The remainder of the proceeds were used by the Company for general operating purposes.

                         PRO FORMA FINANCIAL STATEMENTS








The following Pro Forma Condensed Statement of Operations for the year ended December 31, 1993 is derived from the Company's audited consolidated financial statements for the year ended December 31, 1993. The Pro Forma Balance Sheet and Condensed Statement of Operations for the nine months ended September 30, 1994 are derived from the unaudited financial statements of the Company at and for the nine months ended September 30, 1994, which include all adjustments (consisting of only normal recurring accruals) that, in the opinion of management, are necessary for a fair presentation of such data. The Pro Forma Financial Statements do not purport to represent what the Company's financial position or results of operations would have been if the events described therein had occurred on the dates specified, nor are they intended to project the Company's financial position or results of operations for any future period. The Pro Forma Financial Statements should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto.

                                                   Petroleum Heat and Power Co., Inc.
                                                         and Subsidiaries



                                                Pro Forma Balance Sheet (Unaudited)
                                                         September 30, 1994
                                                           (In thousands)

                                                                             Star Gas
                                    Petroleum Heat                         Acquisitions/    Star Gas      Pro Forma    Pro Forma
                                  and Power Co., Inc.      Star Gas (1)   Disposition(2)    Adjusted     Adjustments    Combined
                                  -------------------    ---------------- ---------------- ----------- --------------  ----------
ASSETS
Current assets:

        Cash                                $17,055           $1,825        $2,662           $4,487      $(3,827) (3)   $17,715
        Accounts receivable                  43,687            8,172                          8,172                      51,859
        Inventories                          14,198            4,778          (859)           3,919                      18,117
        Other current assets                  7,676            1,734                          1,734                       9,410
                                       -------------       ----------       --------         -------     ---------     ---------
                Total current assets         82,616           16,509         1,803           18,312       (3,827)        97,101

Property, plant and equipment-net            33,647          104,990       (12,735)          92,255       13,356  (4)   139,258
Intangibles-net                             102,693           15,644           935           16,579        1,132  (4)   120,404


Other assets                                    425                                                                         425
Investment in Star Gas Corporation           14,757                                                       25,923  (3)
                                                                                                         (40,680) (4)
                                  -------------------       ----------     ----------        ----------  ------------  ---------
                                           $234,138         $137,143       $(9,997)           $127,146   $(4,096)      $357,188
                                  ===================       ==========     ==========        ==========  ============  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
        Working capital borrowings                            $4,000                            $4,000                   $4,000
        Current maturities of
         preferred stock and
         long term debt                      $4,200              767                               767                    4,967
        Accounts payable                      8,551            2,876                             2,876                   11,427
        Customer credit balances             27,091            3,286                             3,286                   30,377
        Unearned service contract
         revenue                             13,171                                                                      13,171
        Accrued expenses                     21,246            4,403         $(356)              4,047                   25,293
                                  -------------------       ----------     ----------        ----------  ------------  ---------

                Total current
                 liabilities                 74,259           15,332          (356)             14,976                   89,235
                                  -------------------       ----------     ----------        ----------  ------------  ---------

Long-term debt and note payable              51,452           70,163        (4,550)             65,613                  117,065
Supplemental benefits payable
 and other payables                           1,637              643                               643                    2,280
Pension plan obligation                       7,060                                                                       7,060
Subordinated notes payable                  167,632                                                                     167,632
                                  -------------------       ----------     ----------        ----------  ------------  ---------
                Total liabilities           302,040           86,138        (4,906)             81,232                  383,272
                                  -------------------       ----------     ----------        ----------  ------------  ---------
Cumulative redeemable exchangeable
 preferred stock                             16,666            8,264                             8,264                   24,930
                                  -------------------       ----------     ----------        ----------  ------------  ---------
Non-voting preferred stock of
 Star Gas                                                                                                 11,458  (4)    11,458
                                  -------------------       ----------     ----------        ----------  ------------  ---------
Stockholders' equity (deficiency)           (84,568)          42,741        (5,091)             37,650    22,096  (3)   (62,472)
                                                                                                         (37,650) (4)
                                  -------------------       ----------     ----------        ----------  ------------  ---------
                                           $234,138         $137,143       $(9,997)           $127,146   $(4,096)      $357,188
                                  ===================       ==========     ==========        ==========  ============  =========

(1) Derived from Star Gas Corporation's consolidated audited balance sheet as of September 30, 1994.

(2) Represents adjustments resulting from the disposition of Star Gas' Southeast operations and the use of the proceeds therefrom and the acquisition of an unaffiliated propane distributor, which occured during November 1994, as if these events had occurred at September 30, 1994.

(3) Reflects a cash payment of $3.8 million and the issuance of approximately
    2.5 million shares of Petroleum Heat and Power Class A Common Stock for the Star Gas Acquisition.

(4) Adjustment reflects the preliminary allocation of the excess of the purchase price over the book value in connection with the Star Gas Acquisition and the exchange by Star Gas Holdings of voting preferred stock for non-voting preferred stock.

                                             Petroleum Heat and Power Co., Inc.
                                                    and Subsidiaries

                                     Pro Forma Condensed Statement of Operations (Unaudited)
                                             for the Year Ended December 31, 1993

                                                                             Star Gas
                                    Petroleum Heat                         Acquisitions/    Star Gas      Pro Forma    Pro Forma
                                  and Power Co., Inc.      Star Gas (1)   Disposition(2)    Adjusted     Adjustments    Combined
                                  -------------------    ---------------- ---------------- ----------- --------------  ----------
Net Sales                           $538,526               $144,737        $(42,340)       $102,397                     $640,923
Cost of Sales                        366,809                 62,357         (14,825)         47,532                      414,341
                                  --------------            ----------     ----------      ---------                   ---------
        Gross Profit                 171,717                 82,380         (27,515)         54,865                      226,582

Operating Expenses                   123,280                 64,994         (28,103)         36,891      $(1,135) (3)    159,036
Amortization of Customer
  Lists and Deferred Charges          28,731                  7,987          (1,945)          6,042       (4,720) (4)     30,053
Depreciation of Amortization
  of Plant and Equipment               5,933                  7,326          (1,601)          5,725          418  (4)     12,076
Provision for Supplemental
  Benefits                               264                                                                                 264
Impairment of Long Lived
  Assets                                                     33,913                          33,913                       33,913
                                  --------------            ----------     ----------      ---------                   ---------
        Operating Income              13,509                (31,840)          4,134         (27,706)                      (8,760)
Interest Expense-net                  20,508                 15,843                          15,843       (7,694) (5)     28,657
Other Income (Expenses)                 (165)                                                                               (165)
                                  --------------            ----------     ----------      ---------                   ---------

        Income (Loss) Before
         Income Taxes                 (7,164)               (47,683)          4,134         (43,549)                     (37,582)
Income Taxes                             400                    180                             180                          580
                                  --------------            ----------     ----------      ---------                   ---------

        Net Income (Loss)            $(7,564)              $(47,863)         $4,134        $(43,729)                    $(38,162)
                                  ==============           ===========     ===========     ==========                  ==========
Net Income (Loss) Per Common
 Share
        Class A Common Stock           $(.53)                                                                             $(1.73)
        Class B Common Stock            1.88                                                                                1.88
        Class C Common Stock            (.53)                                                                              (1.73)

Weighted Average Number of
 Common Shares Outstanding
        Class A Common Stock          18,993                                                               2,489          21,482
        Class B Common Stock             217                                                                                 217
        Class C Common Stock           2,545                                                                               2,545

          (1) Derived from Star Gas Corporation's unaudited condensed statement of operations for the twelve months ended December 31, 1993. The statement includes all adjustments
               (consisting of only normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the results of operations.

          (2) Represents the results of the disposition by Star Gas of propane operations in Texas and Georgia and a trucking operation in Texas plus the acquisition of two unaffiliated propane distributorships, prior to Petro's acquisition of Star Gas. Revenues and expenses are presented as if the entities were acquired or disposed of on January 1, 1993.

          (3)  Elimination of general and administrative expenses of Star
               Gas which do not have a continuing impact on income from continuing operations. These expenses represent the salaries and related costs of employees of Star Gas who were not employed by the Company when Star Gas was acquired by Petro. Petro was able to integrate the business without incurring any incremental costs. The expenses eliminated were as follows:
                    Salaries .........................................    $725
                    Other ............................................     410
                                                                          ----
                                                                        $1,135
          (4) Adjustment of Star Gas amortization of customer lists and deferred charges and depreciation and amortization of plant and equipment, as applicable, to reflect an annual charge in accordance with the Company's accounting policies.

          (5) Decrease in Star Gas interest expense as a result of the repayment of debt with a portion of the capital infusion in Star Gas and the conversion of debt and preferred stock into equity of Star Gas by certain investors in December 1993 as if it has occurred on January 1, 1993.

                                             Petroleum Heat and Power Co., Inc.
                                                    and Subsidiaries

                                     Pro Forma Condensed Statement of Operations (Unaudited)
                                             Nine Months Ended September 30, 1994

                                                                             Star Gas
                                    Petroleum Heat                         Acquisitions/    Star Gas      Pro Forma    Pro Forma
                                  and Power Co., Inc.      Star Gas (1)   Disposition(2)    Adjusted     Adjustments    Combined
                                  -------------------    ---------------- ---------------- ----------- --------------  ----------
Net Sales                           $385,291                $90,573        $(21,322)         $69,251                    $454,542
Cost of Sales                        257,240                 37,100          (6,140)          30,960                     288,200
                                  --------------            ----------     ----------      ---------                   ---------

        Gross Profit                 128,051                 53,473         (15,182)          38,291                     166,342

Operating Expenses                    91,908                 42,573         (15,923)          26,650        $(428) (3)   118,130
Amortization of Customer
  Lists and Deferred Charges          19,466                  3,038              44            3,082       (2,090) (4)    20,458
Depreciation of Amortization
  of Plant and Equipment               4,308                  5,958            (758)           5,200         (593) (4)     8,915
Provision for Supplemental
  Benefits                               209                                                                                 209
                                  --------------            ----------     ----------      ---------                   ---------

        Operating Income              12,160                  1,904           1,455            3,359                      18,630
Interest Expense-net                  16,721                  5,753                            5,753                      22,474
Other Income (Expenses)                   83                    126                              126                         209
                                  --------------            ----------     ----------      ---------                   ---------

        Income (Loss) Before
         Income Taxes
         and Equity Interest          (4,478)                (3,723)          1,455           (2,268)                     (3,635)
Income Taxes                             425                    218                              218                         643
                                  --------------            ----------     ----------      ---------                   ---------

         Income (Loss) Before
          Equity Interest             (4,903)                (3,941)          1,455           (2,486)                     (4,278)
         Share of Loss of
          Star Gas                    (1,243)                                                              (1,243) (5)
                                  --------------            ----------     ----------      ---------                   ---------
        Net Income (Loss)            $(6,146)               $(3,941)         $1,455          $(2,486)                    $(4,278)
                                  ==============           ===========     ===========     ==========                  ==========

Net Income (Loss) Per Common
 Share
        Class A Common Stock           $(.45)                                                                              $(.33)
        Class B Common Stock            1.10                                                                                1.10
        Class C Common Stock            (.45)                                                                               (.33)
Weighted Average Number of
 Common Shares Outstanding
        Class A Common Stock          18,993                                                                2,489         21,482
        Class B Common Stock             196                                                                                 196
        Class C Common Stock           2,545                                                                               2,545

          (1) Derived from Star Gas Corporation's unaudited condensed statement of operations for the nine months ended September 30, 1993. The statement includes all adjustments
               (consisting of only normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the results of operations.

          (2) Represents the results of the disposition by Star Gas of propane operations in Texas and Georgia and a trucking operation in Texas plus the acquisition of two unaffiliated propane distributorships, prior to Petro's acquisition of Star Gas. Revenues and expenses are presented as if the entities were acquired or disposed of on January 1, 1993.

          (3)  Elimination of general and administrative expenses of Star
               Gas which do not have a continuing impact on income from continuing operations. These expenses represent the salaries and related costs of employees of Star Gas who were not employed by the Company when Star Gas was acquired by Petro. Petro was able to integrate the business without incurring any incremental costs. The expenses eliminated were as follows:
                    Salaries .........................................    $388
                    Other ............................................      40
                                                                          ----
                                                                          $428
          (4) Adjustment of Star Gas amortization of customer lists and deferred charges and depreciation and amortization of plant and equipment, as applicable, in accordance with the Company's accounting policies.

          (5) Reversal of the share of loss of Petro's interest in Star Gas for the nine months ended September 30, 1994 since Star Gas is assumed to have been 100% acquired on January 1, 1993.

                                    EXHIBITS


Exhibit No.               Exhibit                                  Page Number
                          -------                                  -----------

  1.                     Agreement entered into as of the               35
                         7th day of December, 1994, among the
                         Company, Pru Supply, Inc. and The
                         Prudential Insurance Company of America